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Exhibit 21.1

                LIST OF SUBSIDIARIES OF VALENCE TECHNOLOGY, INC.

DEVRES CO.

       Ohio corporation wholly owned by Valence Technology, Inc.

MHB JOINT VENTURE

       Ohio partnership jointly owned by Valence Technology, Inc. and Devres, Co.

VALENCE TECHNOLOGY CAYMAN ISLANDS INC.

       Cayman Islands corporation wholly owned by Valence Technology, Inc.

VALENCE TECHNOLOGY N.V.

       Dutch Antilles corporation wholly owned by Valence Technology Cayman Islands Inc.

VALENCE TECHNOLOGY B.V.

       Dutch corporation wholly owned by Valence Technology N.V.

VALTRON TECHNOLOGY PTE. LTD.

       Singapore corporation 40% owned by Valence Technology Cayman Islands Inc. and 60% owned by Goldtron Ltd., through its Cayman Islands subsidiary.

HANIL VALENCE CO., LTD.

       Korea corporation 50% owned by Valence Technology B.V. and 50% owned by Hanil Telecom Co., Ltd.

ALLIANT / VALENCE, L.L.C.

       Delaware limited liability corporation 50% owned by Valence Technology, Inc. and 50% owned by Alliant Techsystems Inc.